EXHIBIT 10.1

                           MEMORANDUM OF UNDERSTANDING

      This Memorandum of Understanding ("Agreement"), effective as of July 27, 2005 (the "Effective Date"), is entered into by and between PROUROCARE INC., a Minnesota corporation ("ProUroCare"), and UROLOGIX, INC., a Minnesota corporation ("Urologix"). ProUroCare and Urologix each may be referred to herein individually as a "Party," or collectively as the "Parties."

                             Background Information

      ProUroCare has acquired rights to certain proprietary knowledge and intellectual property pertaining to electrical impedance tomography for use in diagnosing and treating urological conditions, including the exclusive worldwide license to certain patents for electrical current computed tomography, three-dimensional impedance imaging processes and related inventions as described in Exhibit A attached hereto (the "EIT Technology"). EIT Technology provides a means to image, in real-time, the three-dimensional distribution for the heating effect from the microwave delivery system used by Urologix, in the form of a thermally induced image. The heating effect produces a change in the local conductivity or resistivity in the treatment area. The local changes in the electrical properties of the tissue are measured by an electrode system connected to an electronically controlled low-frequency power supply. The electrodes receive specific currents and the possible induced voltages are measured electronically. An inversion algorithm creates a real time image of the pattern.

      Urologix has developed, and currently markets, products for the treatment of benign prostatic hyperplasia ("BPH") using heat applied through controlled microwave radiation, and is currently developing additional products for the treatment of prostatitis/prostadynia, renal tumors and prostate cancer using heat applied through controlled microwave radiation (the foregoing, collectively "Urologix Products"). Urologix is the owner or licensee of certain patents and other proprietary intellectual property used in the Urologix Products.

      The Parties have discussed establishing a mutually beneficial business relationship pursuant to which the EIT Technology would be incorporated into, and complement, certain existing and future Urologix Products. However, several phases of research and development, along with clinical testing and FDA approval, must be undertaken and successfully completed before any such Urologix Product will be ready for marketing on a commercial basis.

      The Parties wish to memorialize their agreement with respect to the conduct of said research, development and any subsequent commercialization of such products, and enter into this Agreement for that reason and to that end.

      NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises and covenants of the Parties contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1.    Overview

      1.1 The Parties will work together to develop new Urologix Products that use the EIT Technology, in combination with refinements of existing Urologix Products which use heat applied through controlled microwave radiation, to treat BPH, prostatitis/prostadynia, renal tumors and prostate cancer ("New EIT Products").

      1.2 While ProUroCare believes that EIT Technology may be used in connection with diagnosing and treating urological conditions, such technology needs to be tested, refined, developed and verified, in both laboratory and clinical settings, to establish its efficaciousness, safety and commercial viability in the context of any New EIT Products.

      1.3 The Parties intend to undertake such testing and development as set forth herein. If successful in that endeavor, the Parties contemplate subsequently entering into mutually acceptable definitive agreements pursuant to which Urologix would market New EIT Products using components supplied by ProUroCare and licenses granted by ProUroCare (the "Project").

2.    Multi-Phase Approach

      2.1 The Parties expect that the following phases of research, testing and development (the "Phases") will be required in connection with the Project:

      Phase I (Electrode Array Design and Proof of Concept)

      During Phase I the Parties will work with Gary J. Saulnier, Jonathan C. Newell and David Isaacson of the Rensselaer Polytechnic Institute, Troy, New York ("RPI"), to develop a suitable electrode array (number of electrodes, size and distance) for use in a rectal probe and skin surface application for the New EIT Products. (Electrodes will not be placed on the trans-urethral catheter.) During Phase I, electrode array configurations will be assessed by their ability to produce measurement data that shows the needed sensitivity to localized heating as well as their ability to avoid interaction with the antenna radiation pattern. Also, the feasibility of achieving the required resolution/sensitivity will be assessed. Prior to commencement of work on Phase I, ProUroCare will obtain, for the benefit of each of ProUroCare and Urologix, a confidentiality, non-use and non-disclosure agreement from RPI in substance and form reasonably acceptable to Urologix. The Parties anticipate that Phase I will be completed on or before December 31, 2006.

      Phase II (Reconstruction Algorithm Development)

      During Phase II the Parties will work with RPI to design, implement and test a reconstruction algorithm to produce images from data taken using candidate electrode arrays.

      Phase III (Instrument Design and Implementation)

      During Phase III the Parties will work with RPI to design and prototype an instrument utilizing the EIT Technology that is capable of supporting the required number of electrodes and providing the needed measurement precision and speed.

      Phase IV (Clinical Trials)

      During Phase IV the Parties will conduct the requisite clinical studies upon mutually agreeable terms reflected in a definitive agreement to be negotiated in good faith by the Parties when appropriate; provided, however, neither Party has agreed to incur any expenses whatsoever in connection with Phase IV.

      Phase V (FDA Approvals)

      During Phase V the Parties will cooperate to obtain all required approvals from the U.S. Food and Drug Administration ("FDA") upon mutually agreeable terms reflected in a definitive agreement to be negotiated in good faith by the Parties when appropriate; provided, however, neither Party has agreed to incur any expenses whatsoever in connection with Phase V.

      Phase VI (Market Release)

      During Phase VI the Parties will cooperate to prepare the New EIT Products for final market release upon mutually agreeable terms reflected in a definitive agreement to be negotiated in good faith by the Parties when appropriate; provided, however, neither Party has agreed to incur any expenses whatsoever in connection with Phase VI.

      2.2 The Parties will cooperate during all Phases of the Project during the Term.


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                           Memorandum of Understanding
                                  Page 2 of 14
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      2.3 Each Phase of the Project must be successfully completed before substantial work may begin on the next Phase.

      2.4 If any Phase cannot be completed due to factors affecting the ultimate success of the Project such as (but not limited to) timeliness, cost, commercial feasibility and technical constraints, or the Parties are unable to enter into a definitive agreement when appropriate, or the Parties are unable to agree regarding the responsibility for further funding of the Phases for Phases I, II and III in excess of the $550,000 projected costs (as set forth in Section 3 hereof), either Party may, in its sole discretion and upon written notice to the other Party, choose to abandon the Project.

      2.5 Attached as Exhibit B is the agreement between RPI and ProUroCare covering the role, responsibilities, rights and obligations of RPI and ProUroCare with respect to work to be performed by RPI during the Phase I of the Project.

3.    Development Costs

      Urologix and ProUroCare agree to equally share in the development costs incurred by RPI or its contractors during the first three Phases. Projected costs for the first three Phases are as follows:

      --------------------------------------------------------------------------
      Phase                                                      Projected Cost
      --------------------------------------------------------------------------
      Phase I: Electrode Array Design and Proof of Concept         $150,000
      --------------------------------------------------------------------------
      Phase II: Reconstruction Algorithm Development               $200,000
      --------------------------------------------------------------------------
      Phase III: Instrument Design and Implementation              $200,000
      --------------------------------------------------------------------------

Each Party will make timely payment to RPI of its share of the foregoing development costs. The Parties may in each of their sole discretion mutually agree to share costs in excess to the foregoing projected costs.

4.    Development Committee

      4.1 ProUroCare and Urologix shall jointly establish a development committee (the "Development Committee"), which shall oversee the Project's Phases, its budget, and other activities related to the Project. Each Party shall appoint an equal number of representatives with the requisite experience and seniority to enable them to make decisions on behalf of the Parties with respect to the project. The Development Committee shall meet monthly, or as otherwise agreed to by the Parties. A quorum of the Development Committee shall exist whenever there is present at a meeting at least one representative appointed by each Party. Members of the Development Committee may attend a meeting either in person or by telephone, video conference or similar means in which each participant can hear what is said by the other participants. Representation by proxy shall not be allowed.

      4.2 The Development Committee shall take action by unanimous consent of ProUroCare and Urologix, with each such Party having a single vote, irrespective of the number of representatives actually in attendance at a meeting, or by a written resolution signed by the designated representatives of each of ProUroCare and Urologix.

      4.3 Each Party agrees to designate an executive sponsor to serve as its point of escalation for resolving disputes that may arise relative to the Development Committee and to facilitate regular communication between the Parties as necessary.


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                           Memorandum of Understanding
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5.    Initial Products

      5.1 Assuming successful completion of Phases I through V, the Parties contemplate that the first New EIT Product to be marketed and sold will be a system for the treatment of BPH using heat applied through controlled microwave radiation (the "Initial Product") comprised of the following:

            5.1.1 External Box. An EIT external box compatible with the Urologix product currently described as the Targis control unit as well as any subsequent versions of the control unit ("EIT External Box"). If this product proves efficacious and is commercially viable, the Parties expect that subsequent versions of Urologix control unit products will either have EIT Technology incorporated into the control unit or continue to be used with a compatible EIT External Box. Any such EIT External Box will be manufactured by or for Urologix. In accordance with and subject to the terms of this Agreement, Urologix will have an exclusive, sub-licensable, worldwide, fully paid-up license to use the EIT Technology in connection with any sale, marketing, manufacture, importation, export and/or distribution of the EIT External Box and any control unit containing the EIT External Box, but only in conjunction with the Rectal Sheath and Abdominal Belt (hereinafter described) manufactured or supplied by ProUroCare.

            5.1.2 Rectal Sheath and Abdominal Belt. A separate but integral component of the Initial Product will be a disposable rectal sheath (the "Rectal Sheath") and an abdominal belt containing electrodes (the "Abdominal Belt") (collectively, together with any additional components, products, materials or supplies provided or to be provided by ProUroCare, the "ProUroCare Products"). ProUroCare, in consultation with Urologix, will determine whether the Abdominal Belt is disposable or reusable. The ProUroCare Products will be manufactured to Urologix's specifications by ProUroCare or by a supplier to ProUroCare reasonably acceptable to Urologix. The Parties contemplate that Urologix will purchase the kit including the ProUroCare Products for approximately $150 based upon ProUroCare's estimated cost of less than $50, and a minimum markup of $100 and a minimum multiple of price to cost of four times (4x). Urologix and ProUroCare may jointly determine to purchase all rectal sheaths both with and without EIT electrodes from the same supplier. Urologix may continue to purchase rectal sheaths from its current supplier without EIT capability. The details of such purchase(s) will be reflected in a definitive agreement to be negotiated in good faith by the Parties when appropriate.

      5.2 Assuming successful completion of Phases I through V, the Parties agree to negotiate, in good faith, the preparation of definitive agreements covering the manufacture, sourcing, sale and distribution of the New EIT Products and the constituent components thereof. As a guide to preparation of such definitive agreements, the Parties expect that such agreements will include the following provisions (among others):

            5.2.1 Subject to and upon the terms of the aforementioned definitive agreement(s), ProUroCare will be the exclusive provider of the ProUroCare Products to Urologix, and Urologix will purchase one hundred percent (100%) of its requirements for ProUroCare Products from ProUroCare. Such definitive agreement will, among other things, (a) provide for alternative sourcing and manufacture of the ProUroCare Products under certain commercially reasonable circumstances, (b) contemplate that ProUroCare will seek ways to reduce the cost of manufacturing or sourcing the ProUroCare Products by methods such as elimination of components, obtaining alternate sources of materials, redefinition of ProUroCare Product specifications in ways that do not detract from ProUroCare Product quality and improved assembly or test methods, (c) provide licensing rights adequate to protect Urologix's interests, and (d) grant Urologix or its designee the right (but not the obligation) to monitor all manufacture, sourcing and distribution of the ProUroCare Products.

            5.2.2 Urologix will convert then-existing Targis (or successor) control units located in the United States, Europe and Japan to include EIT Technology functionality according to the schedule immediately following.


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                           Memorandum of Understanding

      -----------------------------------------------------------------------------------------------------------
      Period (number of years    Minimum percentage of existing Urologix systems to be retrofitted to use EIT
      after FDA approval):       Technology within Period:
      -----------------------------------------------------------------------------------------------------------
      1                          5%
      -----------------------------------------------------------------------------------------------------------
      2                          10%
      -----------------------------------------------------------------------------------------------------------
      3                          15%
      -----------------------------------------------------------------------------------------------------------
      4                          20%
      -----------------------------------------------------------------------------------------------------------
      5                          30%
      -----------------------------------------------------------------------------------------------------------

            5.2.3 Urologix will sell new control systems incorporating EIT Technology according to the following schedule:

      -----------------------------------------------------------------------------------------------------------
      Period (number of years    Minimum percentage of new Urologix systems to use EIT Technology within Period:
      after FDA approval):
      -----------------------------------------------------------------------------------------------------------
      1                          30%
      -----------------------------------------------------------------------------------------------------------
      2                          40%
      -----------------------------------------------------------------------------------------------------------
      3                          50%
      -----------------------------------------------------------------------------------------------------------
      4                          60%
      -----------------------------------------------------------------------------------------------------------
      5                          70%
      -----------------------------------------------------------------------------------------------------------

            5.2.4 In the event that Urologix fails to meet the minimum percentages set forth in Sections 5.2.2 or 5.2.3, ProUroCare may, at its option, give written notice to Urologix that Urologix's license with respect to the EIT Technology and/or the Patents as further described in
      Section 6.2 hereof will become non exclusive (in addition to being royalty-free, worldwide, fully paid and sub-licensable) and such non exclusivity shall become effective upon receipt of said notice by Urologix for the remaining Term.

6.    EIT Technology - Representations, Ownership and Exclusive License Rights

      6.1 ProUroCare represents and warrants:

            6.1.1 That the execution and delivery of this Agreement by ProUroCare and the performance of and compliance by ProUroCare with the terms and conditions of this Agreement will not result in the imposition of any lien or other encumbrance on the EIT Technology or the Patents, and will not conflict with or result in a breach by ProUroCare of any of the terms, conditions or provisions of any order, injunction, judgment, decree, statute, rule or regulation applicable to ProUroCare, the EIT Technology or the Patents, or any note, indenture or other agreement, contract, license or instrument by which any of the EIT Technology or the Patents may be bound or affected. No consent or approval by any person or public authority is required to authorize or is required in connection with, the execution, delivery or performance of this Agreement by ProUroCare.


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                           Memorandum of Understanding
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            6.1.2 That it has the necessary right, title, interest and power to grant the licenses to Urologix set forth in this Agreement, free and clear of any liens, claims, options, rights, mortgages, licenses(s) to any third party, encumbrances or security interests of any kind.

            6.1.3 That it is not currently the subject of any litigation or pending claim that would affect its ability to perform under this Agreement nor is it aware of any question or challenge to its ability to perform under this Agreement.

            6.1.4 That no agreement or understanding with any third party exists or will exist that would interfere with its obligations hereunder; provided, however, ProUroCare derives its exclusive rights to the EIT Technology and Patents from a License Agreement with Renesselaer Polytechnic Institute ("RPI") dated July 13, 2001, as amended by Amendment #1 to License Agreement (the "RPI License"), a true and correct copy of which is attached hereto as Exhibit C. This Agreement does not interfere with, and will not cause a default under, the RPI License.

            6.1.5 That the licenses granted and the use of the EIT Technology as contemplated by this Agreement, does not and will not infringe any patent, copyright, trademark, trade secret or other intellectual property right of any third party; provided, however, Urologix's remedy for breach of the warranty contained in this Section 6.1.5 shall be limited to the indemnification rights set forth in Section 7 hereof.

            6.1.6 In addition, ProUroCare represents and warrants that it has sole and exclusive rights to the patents identified on Exhibit A and has or will have such rights to any patents which issue from the applications made with respect to such patents, including, without limitation, any continuations, continuations-in-part, reissues, reexaminations and patent applications ("Patents").

      6.2 During the Term of this Agreement, Urologix shall have, and ProUroCare hereby grants, an exclusive, royalty-free, worldwide, fully paid license to make, have made, use, sell, sub-license, offer to sell, and/or import any and all products and services embodying, incorporating, based upon or derived from the EIT Technology and/or the Patents, in connection with or related to the treatment of BPH, prostatitis/prostadynia, renal tumors and/or prostate cancer using heat applied through controlled microwave radiation, but only in conjunction with the Rectal Sheath and Abdominal Belt manufactured or supplied by ProUroCare, in accordance with and subject to the terms hereof or any other applicable definitive agreement subsequently executed by the Parties (the "License"). The License is further evidenced by the Sublicense Agreement dated of even date herewith between Urologix and ProUroCare and approved by RPI, a true and correct copy of which is attached hereto as Exhibit D.

      6.3 ProUroCare retains all right, title and interest, including the right to grant licenses to third parties, in and to the Patents, EIT Technology, Rectal Sheath and Abdominal Belt, but only to the extent not manifestly inconsistent with the licenses granted to Urologix herein. Notwithstanding the foregoing, during the Term of this Agreement ProUroCare will not, directly or indirectly, grant any license (or right) to any third party with respect to the Patents, the EIT Technology or the ProUroCare Products for treatment of BPH, prostatitis/prostadynia, renal tumors or prostate cancer using heat applied through controlled microwave radiation, to the extent, if any, these Indications (as such term is hereafter defined) have not been terminated by ProUroCare pursuant to Section 12.2 hereof and only for so long as Urologix's license to the EIT Technology and Patents is exclusive.

      6.4 Intellectual Property Rights.

            6.4.1 Each Party agrees to provide the other Party, at its reasonable request, all such assistance as may reasonably be required to obtain, evidence and/or perfect such Intellectual Property Rights in any country or jurisdiction worldwide; provided, however, such assistance shall be at the cost and expense of the Party requesting assistance.


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                           Memorandum of Understanding

            6.4.2 Except as expressly stated herein, each Party reserves all rights in and to its pre-existing Intellectual Property Rights.

            6.4.3 For all purposes of this Section 6.4, "Intellectual Property Rights" means all worldwide (a) patents, patent applications, and patent rights; (b) rights associated with works of authorship including copyrights, copyright applications, copyright restrictions, mask work rights, mask work applications, and mask work registrations: (c) rights relating to the protection of trade secrets and confidential information;
      (d) moral rights; (e) rights analogous to those set forth herein and any other proprietary rights relating to intangible property; and (f) divisions, continuations, substitutions, continuations-in-part, renewals, reissues, extensions, registration, confirmations, re-examinations, supplementary protection certificates and the like of the foregoing (as applicable) now existing or hereafter filed, issued or acquired.

            6.4.4 If during the Term of this Agreement and in connection with the performance thereof by the Parties, new Intellectual Property Rights are developed, created or authored ("New Intellectual Property Rights"), then Urologix reserves the rights to, and shall own exclusively, all New Intellectual Property Rights pertaining to treatment of BPH, prostates/prostadynia, renal tumors and prostate cancer using heat applied through controlled microware radiation (whether such New Intellectual Property Rights were created through joint efforts of the Parties or not) and ProUroCare reserves the rights to, and shall own exclusively, all New Intellectual Property Rights pertaining to EIT Technology whether contained in the EIT External Box, control unit or the ProUroCare Products, including, without limitation, new algorithms specifically created for the EIT External Box or control unit (whether such New Intellectual Property Rights were created through joint efforts of the Parties or not); provided, however, that Urologix shall have the license rights granted to it with respect to New Intellectual Property of ProUroCare to the same extent as shall exist with respect to the License granted herein and, provided further, this Section 6.4.4 will not prevent the use or resale of any Urologix Products sold and delivered or placed in service by Urologix during the Term hereof.

7.    Indemnification

      7.1 ProUroCare will indemnify and hold harmless Urologix, and will reimburse Urologix for any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees and expenses), arising from or in connection with any claim asserted by an unaffiliated third party that any Patent or aspect of the EIT Technology infringes or violates such third party's confidentiality rights or any patent, copyright or trademark, or misappropriates its trade secret ("Claim"). Each Party must notify the other promptly in writing of a Claim and agree to cooperate with each other in defending the claim. ProUroCare shall have the right to defend such claim, and Urologix shall have the right, at its option and expense, to participate in defense of the claim and any settlement negotiations relating to such claim, through counsel of its own choosing. In addition, ProUroCare shall have the right to settle the Claim with the consent of Urologix (which consent shall not be unreasonably withheld or delayed) including, without limitation, obtaining a license from the third party asserting the Claim.

      7.2 Notwithstanding the provisions of Section 7.1, however, and except for any Claim asserted against ProUroCare by RPI, ProUroCare shall be obligated to spend no more than $50,000 on costs of investigation and reasonable attorneys' fees and expenses related to the obligations set forth in Section 7.1. After expenditure of said $50,000 ProUroCare shall have the right to terminate this Agreement if it reasonably determines that continued performance under this Agreement will materially increase the liability of ProUroCare or Urologix with respect to such Claim; except that Urologix may avoid termination of this Agreement in such case if Urologix, at its expense, defends the Claim.


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                           Memorandum of Understanding
                                  Page 7 of 14
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      7.3 Each Party acknowledges that this Section 7 is an interim indemnification provision which the Parties agree to renegotiate in good faith at or about the time Phase V is likely to be completed. Any such new indemnification provision shall supersede this Section 7.

      7.4 Under the foregoing indemnification, neither Party shall be liable to the other Party for consequential, incidental, special or punitive damages.

8.    Exclusivity

      During the Term of this Agreement and the term of any definitive agreements hereafter executed by the Parties with respect to the subject matter hereof and only for so long as the license rights granted herein to Urologix are exclusive, ProUroCare shall not, directly or indirectly, enter into any contract or understanding, or otherwise deal with, any third party in connection with the testing, researching, refining, developing, licensing, marketing, manufacturing, supply or sale of any New EIT Products for Indications that have not been terminated by ProUroCare pursuant to Section 12.2 hereof.

9.    Confidentiality

      9.1 Confidential information means information marked or otherwise identified in writing by a Party as proprietary or confidential or that, under the circumstances surrounding the disclosure, ought in good faith to be treated as proprietary or confidential. It includes, but is not limited to, non-public information of a confidential nature such as the terms of this Agreement; the EIT Technology; proprietary data, knowledge, practices and processes; research plans; engineering designs and drawings; research data; manufacturing processes and techniques; scientific, manufacturing, marketing and business plans; and financial and personnel matters relating to the disclosing Party or to its present or future products, sales, suppliers, customers, employees, investors or business ("Confidential Information").

      9.2 Confidential Information does not include information which (in all cases other than by a breach of an obligation of confidentiality): (i) the recipient can demonstrate through pre-existing records that the recipient developed independently; (ii) the recipient can demonstrate through pre-existing records that the recipient knew before receiving it; (iii) is or subsequently becomes publicly available or is received from another source, or (iv) is disclosed under requirement of law or court order, provided that the recipient shall have made a reasonable effort to prevent such disclosure, shall have promptly notified the disclosing Party of any effort to compel disclosure prior to any such disclosure, and reasonably co-operates and assists with the disclosing Party's lawful attempts to prevent disclosure and/or to obtain a protective order.

      9.3 Except as expressly provided herein, each Party shall keep completely confidential and shall not publish or otherwise disclose and shall not use for any purpose except for purposes contemplated by this Agreement, any Confidential Information of the other Party.

      9.4 Press releases or other public communication (including without limitation, by means of advertisement or professional or trade publication) by either Party relating to this Agreement or the other Party, shall be approved in writing in advance by the other Party, which approval shall not be unreasonably withheld or delayed, except for those communications required by applicable law (which shall be provided to the other Party as soon as practicable after the release or communication thereof), disclosures of information for which written consent has previously been obtained, and information of a similar nature which has been previously disclosed publicly with respect to this Agreement, each of which shall not require advance approval.


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                           Memorandum of Understanding
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10.   Change in Control Involving ProUroCare

      10.1 For purposes of this Section 10, "Change of Control" means the occurrence during the Term of any of the following events:

            10.1.1 The sale to a purchaser identified in Exhibit E hereof of (a) all or substantially all of the assets of ProUroCare or (b) capital stock representing more than 50 percent of the shares of ProUroCare entitled to vote generally in the election of directors of ProUroCare; or

            10.1.2 The merger or consolidation of ProUroCare with a corporation or other legal entity identified in Exhibit E hereof if, immediately after such merger or consolidation, less than a majority of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the surviving or resulting corporation in such merger or consolidation is held, directly or indirectly, in the aggregate by the holders immediately prior to such transaction of the outstanding securities of ProUroCare; or

            10.1.3 There is a report filed on Schedule 13D or Schedule 13G (or any successor schedule, form, or report or item therein), each promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that a person identified in Exhibit E hereof (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 50 percent or more of the combined voting power of the voting stock of ProUroCare; or

            10.1.4 ProUroCare files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form, or report or item therein) that a change in control of ProUroCare has occurred or will occur in the future pursuant to any then existing contract or transaction identified in Sections 10.1.1, 10.1.2 or 10.1.3 hereof.

      10.2 ProUroCare shall notify Urologix in writing no later than the earlier of sixty (60) days prior to a Change of Control described in Section 10.1.1 or
10.1.2 or five (5) calendar days after the public filing or disclosure of said existing or proposed Change of Control described in Section 10.1.1, 10.1.2 or 10.1.3, to enable Urologix to begin undertaking arrangements for the orderly transition to Urologix for the manufacture, distribution and/or supply of the ProUroCare Products.

      10.3 Effective immediately upon the consummation of any Change in Control, Urologix shall have the sole and exclusive right to manufacture (or have manufactured) and distribute the ProUroCare Products, including, without limitation, the right to deal with any manufacturer, supplier or distributor previously used by ProUroCare in connection with the ProUroCare Products, if it so chooses; subject to and in accordance with the following terms and conditions:

            10.3.1 Urologix may exercise the right described in Section 10.3 by giving written notice to ProUroCare of its intention to manufacture (or have manufactured) and distribute the ProUroCare Products no later than twelve (12) months after the Change of Control.

            10.3.2 Urologix shall pay to ProUroCare as a royalty for the rights granted to Urologix in this Agreement an amount equal to ProUroCare's "Average Gross Margin" (hereinafter defined) for each ProUroCare Product manufactured or distributed by Urologix or manufactured for Urologix as a result of or in connection with the exercise by Urologix of its rights pursuant to this Section 10.3.


--------------------------------------------------------------------------------
                           Memorandum of Understanding

            10.3.3 For purposes of this Section 10.3, "Average Gross Margin" shall mean the revenue earned by ProUroCare for a particular ProUroCare Product less the cost of goods sold with respect to such ProUroCare Product. For purposes of clarification, "Average Gross Margin" shall be determined in each case (a) as an average for the six month period immediately preceding the Change in Control in question; (b) consistent with the business practices of ProUroCare during such six month period; and (c) in accordance with generally accepted accounting principles applied on a basis consistent with the audited financial statements of ProUroCare for the most recent fiscal year immediately preceding such Change of Control.

            10.3.4 Royalties due under Section 10.3.2 shall be payable by Urologix to ProUroCare or its successor in interest on the tenth day of each month for the ProUroCare Products manufactured by, manufactured for or distributed by Urologix in connection with the exercise by Urologix of its rights under Section 10.3 in the preceding month together with a written report listing the ProUroCare Products for which the royalties are being paid.

            10.3.5 Each Party, at its cost and expense, shall upon request and reasonable notice have the right to audit the applicable books and records of the other Party to determine the accuracy of all such royalty payments; and the Party being audited shall bear the cost of such audit if the audit reveals an unfavorable discrepancy to the auditing Party in excess of five percent (5%) of the royalties paid for the period audited.

            10.3.6 In connection with the exercise of Urologix's rights under this Section 10.3, ProUroCare shall cooperate with Urologix, at Urologix's cost and expense, to facilitate Urologix's right to manufacture and distribute the ProUroCare Products following any Change of Control.

                  10.3.6.1 If prior to a Change of Control ProUroCare
            manufactured and distributed the ProUroCare Products exclusively to Urologix, Urologix shall have the right to require ProUroCare or its successor in interest to transfer title and deliver to Urologix, in the manner and to the extent reasonably directed by Urologix, (a) all completed ProUroCare Products, (b) all partially completed and "work in process" ProUroCare Products, and (c) all materials, parts, tools, dies, jigs, fixtures and contract rights produced, acquired or used in connection with manufacture, distribution or supply of the ProUroCare Products.

                  10.3.6.2 In cases covered by Section 10.3.6.1, Urologix shall pay to ProUroCare (a) ProUroCare's customary sales price for completed ProUroCare Products, (b) ProUroCare's actual cost for partially completed and work in process ProUroCare Products, materials or parts, and the greater of depreciated cost or market for tools, dies, jigs, fixtures and contract rights, all determined in accordance with generally accepted accounting principles applied on a consistent basis.

                  10.3.6.3 If prior to a Change of Control ProUroCare contracted with one or more third party contractors to manufacture or distribute the ProUroCare Products, (a) in the case that such third party manufactured ProUroCare Products for exclusive sale to Urologix, then ProUroCare will assign to Urologix, at Urologix's request, all of ProUroCare's rights with respect to such third party manufacturer relationship, or (b) in the case that such third party manufactured ProUroCare Products or other products of ProUroCare for sale both to Urologix and other customers of ProUroCare, then ProUroCare will cooperate in facilitating Urologix to enter into a business relationship directly with such third party manufacturer.


--------------------------------------------------------------------------------
                           Memorandum of Understanding

11.   Term

      This Agreement shall become effective when signed by duly authorized representatives of each Party, and, unless sooner terminated in accordance with the provisions of Section 12, shall continue in effect thereafter for a period of five (5) years following the date on which the FDA first approves a New EIT Product for sale in the United States (the "Term").

12.   Termination

      12.1 Either Party may terminate this Agreement:

                  12.1.1 Immediately in the event the other Party (a) becomes insolvent, is dissolved or liquidated; (b) files or has filed against it a petition in bankruptcy and fails to have said bankruptcy dismissed within sixty (60) days after filing thereof;
            (c) makes a general assignment for the benefit of its creditors; or
            (d) ceases conducting business in the ordinary course for a period of sixty (60) consecutive days or more.

                  12.1.2 If the other Party is in material breach or default of any obligation that is not cured within sixty (60) calendar days written notice of such breach.

                  12.1.3 If the other Party fails to pay any undisputed invoice that is more than 60 calendar days outstanding.

                  12.1.4 Pursuant to Section 2.4 hereof.

                  12.1.5 Upon sixty (60) days' written notice of an
            irreconcilable disagreement with respect to a dispute brought to the attention of the Development Committee under Section 4 hereof.

                  12.1.6 Immediately if the other Party shall cease to carry on its business.

      12.2 ProUroCare may, at its option, terminate specific aspects of the Project (and only specific aspects of the Project) if Urologix fails to develop viable products incorporating EIT Technology and obtain FDA approval thereof on or before the following deadlines (the "Indications"):

      --------------------------------------------------------------------------------
       Treatment Area              Date
      --------------------------------------------------------------------------------
      Prostatitis/Prostadynia      December 31, 2007
      --------------------------------------------------------------------------------
      Renal Tumor                  December 31, 2007 (if 510K approval is required)
                                   December 31, 2008 (if PMA is required or sought)
      --------------------------------------------------------------------------------
      Prostate Cancer              December 31, 2007 (if 510K approval is required)
                                   December 31, 2008 (if PMA is required or sought)
      --------------------------------------------------------------------------------

      In order to exercise its option under this Section 12.2, ProUroCare must provide Urologix with written notice specifying the particular respects in which it believes that Urologix has failed to develop a viable product. The termination as to a particular Indication shall then become effective thirty
(30) days later unless Urologix reasonably cures such alleged failure within such thirty (30) day period.

      12.3 In addition to the foregoing, if approval by the FDA has not been obtained for the Initial Product (or similar) by December 31, 2007, either ProUroCare or Urologix may, at each of their options, terminate this Agreement. If ProUroCare terminates this Agreement pursuant to this Section 12.3, ProUroCare shall reimburse Urologix for all development costs paid by Urologix to RPI in connection with Phases I, II and III.


--------------------------------------------------------------------------------
                           Memorandum of Understanding

      12.4 Any termination by ProUroCare under Section 12.1 will also serve to terminate the licenses granted to Urologix herein, provided, however, that Urologix may, after the effective date of such termination and continuing for a period not to exceed twelve (12) months thereafter, market, distribute and sell all completed and in-process New EIT Products.

      12.5 In the event Urologix has the right to terminate this Agreement under
Section 12.1.1, Section 12.1.2, or Section 12.1.6 after the passage of the time periods designated in said Sections, and as a result thereof Urologix is unable to obtain the benefit of the license and other rights granted herein, after sixty (60) days written notice by Urologix to ProUroCare that it intends to avail itself of this Section 12.5 (with the right by ProUroCare to cure during said period), (a) the licenses granted to Urologix herein will, during the entire period Urologix is unable to obtain the benefit of the license and other rights granted herein, automatically and without further action of either Party or the requirement of any notice, become irrevocable in addition to being exclusive (but only to the extent it was exclusive prior to the date Urologix had the right to terminate this Agreement), royalty-free, worldwide, fully paid and sub-licensable, and (b) Urologix shall have the right, at its sole option, to perform ProUroCare's obligations under this Agreement in order to assure itself the full benefit of the license and other rights granted herein, until such time as ProUroCare shall again have the ability to perform its obligations hereunder. In order to reinstate performance under this Agreement, ProUroCare must give Urologix reasonable notice and comfort that it is again able to perform its obligations under the Agreement. In such case Urologix shall retain and reserve all rights and claims against ProUroCare for any damages it has incurred.

      12.6 This Agreement shall be terminated if and to the extent the Parties enter into subsequent definitive agreements so providing.

13.   Dispute Resolution

      13.1 In the event of any dispute, claim, question or disagreement based on, arising from or relating to this Agreement or the breach or claimed breach thereof (except for matters related to confidentiality or intellectual property rights), the Parties will use reasonable efforts to settle the dispute, claim, question or disagreement. To this effect, they will consult and negotiate with each other in good faith and attempt to reach a just and equitable solution satisfactory to both Parties. If they do not reach such a solution within a reasonable period of time, then any controversy or claim arising out of, relating to or based on this Agreement, or the breach or claimed breach thereof (except for matters related to payment, confidentiality or intellectual property rights), will be settled by arbitration, administered in the Minneapolis, Minnesota metropolitan area by the American Arbitration Association in accordance with its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. If an action relating to this Agreement has been commenced in any court by a third party, each Party will each have the option of presenting any controversy or claim relating to this Agreement, or the breach or claimed breach thereof, in such court in lieu of arbitration. This arbitration obligation and choice of forum does not prevent either Party from seeking injunctive relief from a court in any appropriate jurisdiction with respect to a violation of intellectual property rights or confidentiality obligations, or to collect any amounts due under this Agreement. Each Party agrees that the venue for such actions shall be in Hennepin County, Minnesota and consents to exclusive jurisdiction therein and waives any objections based on forum nonconveniens. The provisions of this Section 13 shall not apply to disputes covered by Section 4 hereof.

14.   Miscellaneous Provisions

      14.1 Neither Party may assign this Agreement, or any obligation or right hereunder, in whole or in part, without the express prior written consent of the other, which consent shall not be unreasonably withheld.


--------------------------------------------------------------------------------
                           Memorandum of Understanding

      14.2 This Agreement constitutes the Parties' entire agreement concerning the subject matter hereof, and supersedes any other prior and contemporaneous communications. Any terms and conditions maintained by either Party or contained in any purchase order, will not apply. The Parties may amend this Agreement only in a writing signed by both of them.

      14.3 If any provision of this Agreement is held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions will remain in full force and effect and the Parties will amend this Agreement to give effect to the stricken clause to the maximum extent possible. No waiver of any breach of any provision of this Agreement will constitute a waiver of any other breach, and no waiver will be effective unless made in writing and signed by an authorized representative of the waiving Party.

      14.4 In this Agreement, the non-capitalized term "third party" means any entity or person other than the Parties hereto.

      14.5 The provisions of this Agreement that, by their nature and content, must survive the completion, rescission, termination or expiration of this Agreement in order to achieve the fundamental purposes of this Agreement (including without limitation the provisions of Section 7 ("Indemnification"), Section 9 ("Confidentiality") and Section 13 ("Dispute Resolution")), shall so survive and continue to bind the Parties.

      14.6 Each Party acknowledges that a material violation of intellectual property rights and confidentiality obligations will result in irreparable harm and, accordingly, in the event of such violation or threatened violation, each Party shall be entitled to seek preliminary and permanent injunctive relief in addition to any other rights or remedies available to such Party.

      14.7 This Agreement may be executed in any number of counterparts, each of which will be an original, and such counterparts together will constitute one and the same instrument. Execution may be effected by delivery of facsimiles of signature pages (and the Parties will follow such delivery by prompt delivery of originals of such pages).

                         [SIGNATURES ON FOLLOWING PAGE]


--------------------------------------------------------------------------------
                           Memorandum of Understanding

      IN WITNESS WHEREOF, the duly authorized officers of the Parties have executed this Agreement as of the dates set forth below their respective signatures.

PROUROCARE INC.                         UROLOGIX, INC.


By: /s/ Maurice R. Taylor               By: /s/ David Montecalvo
    ---------------------------             ------------------------------------

Name: Maurice R. Taylor                 Name: David Montecalvo
      -------------------------               ----------------------------------

Title: CEO                              Title: VP-Product Development/Operations
       ------------------------                ---------------------------------

Date: 7/27/05                           Date: 7/27/05
      -------------------------               ----------------------------------

               [INCORPORATED EXHIBITS ARE ON THE FOLLOWING PAGES]


--------------------------------------------------------------------------------
                           Memorandum of Understanding

                           MEMORANDUM OF UNDERSTANDING

                                  EXHIBIT LIST

      Exhibit A - Patents
      Exhibit B - RPI Agreement re Project Role
      Exhibit C - ProUroCare License Agreement with Renesselaer Polytechnic
                  Institute and Amendment #1 to License Agreement
      Exhibit D - Sublicense Agreement between Urologix and ProUroCare Exhibit E - Companies Identified for Purposes of a Change in Control of
                  ProUroCare

                                    EXHIBIT A

                                     PATENTS

---------------------------------------------------------------------------------------------------------------------------
Patent Name                                                                         Number           Date Issued
---------------------------------------------------------------------------------------------------------------------------
Process and Apparatus for Distinguishing Conductivities by Electric Current         4,920,490        April 1990
Computed Technology
---------------------------------------------------------------------------------------------------------------------------
Current Patterns for Impedance Tomography                                           5,272,624        December 1993
---------------------------------------------------------------------------------------------------------------------------
Three Dimensional Impedance Imaging Processes                                       5,284142         February 1994
---------------------------------------------------------------------------------------------------------------------------
Three Dimensional Impedance Imaging Processes                                       5,351,697        October 1994
---------------------------------------------------------------------------------------------------------------------------
Current Patterns for Electrical Impedance Tomography                                5,381,333        January 1995
---------------------------------------------------------------------------------------------------------------------------
Layer Stripping Process for Impedance Imaging                                       5,390,110        February 1995
---------------------------------------------------------------------------------------------------------------------------
High Speed Electrical Tomography                                                    5,544,662        August 1996
---------------------------------------------------------------------------------------------------------------------------
Process for Producing Optimal Current Patterns for Electrical Impedance Tomography  5,588,429        December 1996
---------------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT B

                          RPI Agreement re Project Role

                        Rensselaer Polytechnic Institute
                               PROPOSAL COVER PAGE

Non-Profit Educational Institution                                                               Troy, New York 12180-3590
--------------------------------------------------------------------------------------------------------------------------
RPI PROPOSAL NO.                        PROPOSAL TYPE                           AGREEMENT NO. (if applicable)

              473-05-054L                                 New
--------------------------------------------------------------------------------------------------------------------------
SPONSOR (with address and name of contact)                                      SOLICITATION N0./CLOSING DATE

ProUroCare, Inc.
Mr. Maurice R. Taylor II
One Carlson Parkway
Plymouth, MN 55447-4440
--------------------------------------------------------------------------------------------------------------------------
PROPOSAL WILL ALSO BE SUBMITTED TO:

--------------------------------------------------------------------------------------------------------------------------
TITLE

Impedance Imaging of Temperature Change in Response to RF Therapy of the Prostate
--------------------------------------------------------------------------------------------------------------------------
REQUESTED AMOUNT                        PROPOSED DURATION                       REQUESTED START DATE

                $145,896                                7 Months                                2/1/2005
--------------------------------------------------------------------------------------------------------------------------
SPECIAL CONSIDERATIONS:                 |_| Human Subjects Cost                 |_| Cost Sharing/Matching Funds
                                        |_| Animal Welfare                      |_| Proprietary information
                                        |_| Recombinant DNA                     |_| Other
--------------------------------------------------------------------------------------------------------------------------
DEPARTMENT/CENTER/UNIT SUBMITTING PROPOSAL

Electrical, Computer & Systems Engineering
--------------------------------------------------------------------------------------------------------------------------
NAME AND TITLE                          DEPARTMENT                                 TELEPHONE    SIGNATURE
--------------------------------------------------------------------------------------------------------------------------
PD/PI
Gary Saulnier,                          Electrical, Computer & Systems               (518)      s/
Associate Professor                     Engineering                                 276-2976
--------------------------------------------------------------------------------------------------------------------------
Co-PI
Jonathan C. Newell,                     Biomedical Engineering                       (518)      s/
Professor                                                                           276-6433
--------------------------------------------------------------------------------------------------------------------------
Co-PI
David Isaacson,                         Mathematical Sciences                        (515)      s/
Professor                                                                           276-6900
--------------------------------------------------------------------------------------------------------------------------
Co-PI


--------------------------------------------------------------------------------------------------------------------------
Co-PI


--------------------------------------------------------------------------------------------------------------------------
AUTHORIZED INSTITUTIONAL REPRESENTATIVE                     SIGNATURE /DATE
--------------------------------------------------------------------------------------------------------------------------
Richard E. Scammell
Director, Office of Contracts and Grants
Voice: (518)-276-6283      Fax: (518) 276-4820
e-mail: scammr@rpi.edu                                      s/
--------------------------------------------------------------------------------------------------------------------------
ADDITIONAL INFORMATION
--------------------------------------------------------------------------------------------------------------------------

             Impedance Imaging of Temperature Change in Response to
                           RF Therapy of the Prostate.

                                  A Proposal to
                                   ProUroCare

                                  Submitted by
                                Gary J. Saulnier
                               Jonathan C. Newell
                                 David Isaacson

                          Impedance Imaging Laboratory
                        Rensselaer Polytechnic Institute
                               Troy, NY 12180-3590

                                  December 2004

Overview

We propose to develop an imaging system to assess regional temperature change in the prostate and its vicinity during and immediately following RF hyperthermia treatment. This long-term goal will be approached by the development of an Electrical Impedance Tomography (EIT) System [l]. EIT electrodes will be placed at several sites on the skin of the lower abdomen or pelvis, on a catheter placed in the rectum and, only if necessary, on the trans-urethral catheter that is used to deliver RF energy to the target area. Here we propose to perform the first phase only of a multi-phase effort towards the goal of developing a complete system. The phases are as follows:

      Phase 1: Electrode Array Design/Proof-of-Concept. Develop a suitable electrode, array (number of electrodes, size and distance) for use in a rectal probe and skin surface application. Electrodes will not be placed on the trans-urethral catheter. Electrode array configurations will be assessed by their the ability to produce measurement data that shows the needed sensitivity to localized heating as well as their ability to avoid interaction with the antenna radiation pattern. Also, the feasibility of achieving the required resolution/sensitivity will be assessed.

      Phase 2: Reconstruction Algorithm Development. Design, implement and test a reconstruction algorithm to produce images from data taken using candidate electrode arrays.

      Phase 3: Instrument Design. Design and proto-type an EIT instrument that is capable of supporting the required number of electrodes and providing the needed measurement precision and speed.

Contingent on obtaining promising results during Phase 1, and continuted interest on the part of ProUroCare, future proposals will be submitted for conducting Phases 2 and 3.

Phase 1: Electrode Array Design/Proof-of-Concept

We here propose a proof-of-concept investigation to test the feasibility of this approach. The immediate goal is to determine whether these electrodes can collect data that would allow the development of a reconstruction algorithm to make an image of the electrical conductivity in the target area. The ability to make an image depends on whether the system has a sufficiently high distinguishability to detect a conductivity change. A high distinguishability is necessary, but not sufficient, to be able to form a useful image. It is a measure of the ability of the system to obtain a usable voltage signal in response to an inhomogeneity or a temporal change in conductivity. We have investigated the distinguishability of targets or inhomogeneities in other fields using geometries different from that proposed below, but which will serve to illustrate the method. The theory is explained in [2, 3], and a recent paper submitted for publication using linear rods of electrodes embedded in a solid conductive medium appears in [4].

We will measure the distinguishability of. several candidate electrode positions, using different numbers of electrodes on the rectal probe, and on the skin surface. These distinguishability studies will be conducted in physical phantom conductivity fields. One of these fields will consist of a tank of saline 30 cm in diameter with electrodes on its inside surface, and with catheters containing 4-8 electrodes located as if placed in the rectum. A second field will be made of agar, cast into a shape that resembles the pelvis, Electrode arrays as described above will be attached onto and introduced into this `pelvis' at anatomically reasonable locations.

The electrodes described above will all be connected to the ACT 3 Impedance Imaging System. This system will be adapted to apply suitable current patterns among all the active electrodes, using its unique ability to produce currents and measure voltages with high accuracy on up to 32 electrodes simultaneously. The current patterns to be studied will be optimized to produce the highest possible distinguishability for each electrode array placement studied.

We will introduce small `targets' or inhomogeneities in the vicinity of the simulated prostate, and calculate values of maximum distinguishability for several target locations in the homogeneous region of interest. This will provide a crude map o f distinguishability for the array geometry.

When this information is in hand, we will introduce an RF catheter and source to heat the agar phantom in the vicinity of the trans-urethral EIT probe. This work will require close collaboration with Ray Kasevitch, from whom you will have a complementary proposal to work in support of these studies. It is well known that conductivity of aqueous substances such as tissue and agar exhibit a change in electrical conductivity of about 2% per degree Celsius of temperature change. By using RF energy to heat the agar, and embedding small thermocouples or RTD thermometers in the vicinity to assess the needed dose, we will raise the agar temperature and measure the resulting change in distinguishability of that intervention.

Phase 1 Tasks/Deliverables:

1. Design electrode array configurations and excitations (electrode currents or voltages). Evaluate candidate electrode arrays/excitations using the ACT3 Impedance Imaging System and a physical phantom conductivity field designed to simulate an anatomically correct prostate medium.
2. Introduce a small heater or cooler (thermocouple/peltier cooler) and adjacent temperature measurement device (RTD or thermocouple) at defined 3 dimensional spatial locations within an approximate maximum of 40 mm radially from the location of a CTC Catheter. Perform a distinguishability study to demonstrate the smallest detectable temperature change as a function of location. Also perform a study to assess the ability to differentiate between temperature changes at different spatial locations within a 40 mm radial region around the CTC Catheter.

3. Fine-tune electrode array and excitations with the goal of detecting a temperature change of 1(degree) C at any point within a 40 mm radial distance from the CTC Catheter. Provide data showing sensitivity as a function of location.
4. Provide recommendations for further system development, including possible changes to the electrode configuration, to improve temperature measurement capability within a 40 mm radial distance from the RF source.

Phase 2: Reconstruction Algorithm Development

If the concept is deemed sufficiently promising to continue, a second phase of development would be proposed, involving the development of an image reconstruction algorithm and display system. This second stage would require mathematical analysis and development, and significant programming effort by a talented programmer. We estimate that this phase would require 6 months of effort.

Phase 3: Instrument Design and Implementation

An instrument would need to be developed tailored to the technical requirements of this application. This instrument development could be carried out in at the same time as the algorithm development. The ACT 3 instrument will be adequate for phase 1, but not for the second phase, and it would certainly not be usable for in-vivo testing. We propose that a new instrument would be developed based on the new ACT 4 system, using the same basic architecture and utilizing much of the same system software and firmware and, where possible, the same printed circuit boards. The new instrument would most likely differ from ACT 4 by having fewer electrodes and a lower frame rate, both of which would result in cost and size reductions. In addition, the current and/or voltage sources may need to be re-designed to accommodate the different load impedances that will be seen by electrodes that are placed on the catheter and/or in the rectum as opposed to those placed externally on the skin. If this effort is started after ACT 4 is fully operational, we estimate that it world required approximately 6 months to complete.

References Cited

[1] Saulnier, G. J., R.S. Blue, J.C. Newell, D. Isaacson and P.M. Edic. Electrical Impedance Tomography. IEEE Signal Processing Magazine 18(6):
      31-43, 2001.
[2] Isaacson, D. Distinguishability of conductivities by electric current computed tomography. IEEE Trans. on Medical Imaging MI-5(2):92-95,1986.
[3] Cheney, M. and D, Isaacson. Distinguishability in impedance imaging. IEEE Trans. Biomed. Eng. 39(8):852-860, 1992.
[4] Parekh, N.H., T-J Kao, C.R. Carrigan D. Isaacson and J.C. Newell. Multiple sources for electrical impedance tomography in the hydrologic regime. J. Appl. Geophysics (In Review, 2004)

                        Rensselaer Polytechnic Institute
                         Cost Estimate Summary: 7 months
                           Period: (2/1/05 - 8/31/05)

Proposal No. 073-05-054L                                                 Dec-04

PERSONNEL
     Co-Principal Investigator (G. Saulnier)
         academic - 4 mos @ 10%                                         $  3,629
         summer - 4 wks @100%                                              9,435
     Co-Principal Investigator (J. Newell)
         academic - 4 mos @ 15%                                            6,523
         summer - 4 wks @ 100%                                            11,307
     Co-Principal Investigator (D. Isaacson)
         summer - 5 wks @ 100%                                            16,236
     Postdoctoral Associate (TBN)
         calendar - 6 mos @ 100%                                          15,000
TOTAL PERSONNEL PAYMENTS                                                $ 62,130
FRINGE BENEFITS @ 30.67%*                                                 19,055
OTHER DIRECT COSTS
     Materials and Supplies                                               10,000
TOTAL DIRECT COSTS                                                      $ 91,185
INDIRECT COSTS @ 60%*                                                     54,711
TOTAL FUNDS REQUESTED                                                   $145,896

*See Attachment

                                    EXHIBIT C

     ProUroCare License Agreement with Rensselaer Polytechnic Institute and

                        Amendment #1 to License Agreement

                  (Amendment #1 filed herewith as Exhibit 10.3)

                                    EXHIBIT D

         Sublicense Agreement between Urologix, Inc. and ProUroCare Inc.

                        (Filed herewith as Exhibit 10.2)

                                    EXHIBIT E

     Companies Identified for Purposes of a Change in Control of ProUroCare

      o     Boston Scientific
      o     ACMI
      o     Medtronic
      o     Johnson and Johnson
      o     American Medical Systems
      o     Olympus
      o     Dornier
      o     Prostalund
      o     Bard
      o     Cook Medical